Exhibit 99.1

VOLCANO REPORTS SECOND QUARTER RESULTS;
MEDICAL SEGMENT REVENUES INCREASE MORE THAN 13 PERCENT ON A
CONSTANT CURRENCY BASIS
(SAN DIEGO, CA), August 5, 2013-Volcano Corporation (Nasdaq: VOLC), a leading developer and manufacturer of precision guided therapy tools designed to enhance the diagnosis and treatment of coronary and peripheral vascular disease, today reported results for the second quarter and first six months of 2013.
For the quarter ended June 30, 2013, Volcano reported revenues of $101.3 million, an increase of six percent on a reported basis versus the same period a year ago and 12 percent on a constant currency basis after adjusting for a negative impact of approximately $5.5 million from foreign currency. Medical segment revenues increased more than seven percent and more than 13 percent on a reported and constant currency basis, respectively.
The company reported a net loss on a GAAP basis of $2.4 million, or $0.04 per share, in the second quarter of 2013, versus net income of $3.3 million, or $0.06 per diluted share, in the same period a year ago. The results for the quarter include net interest expense of $6.6 million versus $1.7 million a year ago, reflecting the company's convertible debt offering completed in the fourth quarter of 2012. The company also recorded a gain on a strategic investment of $2.2 million and acquisition-related charges of $911,000 in the second quarter of 2013.
Excluding acquisition related items, amortization of intangibles and non-cash interest expense on convertible notes, net of tax, the company reported non-GAAP earnings per diluted share of $0.03.
For the first six months of 2013, Volcano reported revenues of $194.6 million versus $185.7 million a year ago. This represents an increase of five percent on a reported basis versus the same period a year ago and 10 percent on a constant currency basis after adjusting for a $9.7 million negative effect from foreign currency. Medical segment revenues increased six percent and 11 percent on a reported and constant currency basis, respectively. The company reported a net loss on a GAAP basis of $5.5 million, or $0.10 per share, for the first six months of 2013, versus net income on a GAAP basis of $3.6 million, or $0.06 per diluted share, in the same period a year ago. The results for the first six months of 2013 included net interest expense of $13.2 million versus $3.1 million a year ago. In addition, the company recorded an expense of $2.5 million related to acquisitions and a gain of $4.1 million related to a strategic investment. The company also recorded an exchange rate loss of $1.1 million in the first six months of 2013 versus $101,000 in the same period a year ago.
Excluding acquisition related items, amortization of intangibles and non-cash interest expenses on convertible notes, net of tax, the company reported non-GAAP earnings per diluted share of $0.06.
“Volcano experienced a solid increase in our FFR (Fractional Flow Reserve) disposables business, including 25 and 29 percent on a reported and constant currency basis, respectively, highlighted by growth in Europe and Japan. In addition, our IVUS (Intravascular Imaging) revenues met our expectations, driven by a greater than 25 percent increase in peripheral imaging revenues versus the second quarter a year ago,” said Scott Huennekens, president and chief executive officer.
“We continue to achieve market share gains and are setting the stage for future growth with initiatives such as our iFR® (Instant Wave-Free Ratio) FFR technology. The launch of iFR in Europe is going very well and we just initiated our market launch in Japan. The outcomes to date from the study that will support our U.S. regulatory submissions have been encouraging. We also recently received FDA clearance for our new Verrata™ FFR wire, which will represent our fifth new guide wire in five years, and plan to initiate a full market release for Verrata later this year,” he added.
Guidance
The company reconfirmed its prior guidance for 2013. Based on current foreign currency exchange rates, it expects revenues on a reported basis of $394.0-$400.0 million, with revenues on a constant currency basis in the range of $418.0-$424.0 million.
The company expects gross margins on a reported basis will be in the range of 64.5-65.0 percent and that operating expenses will be 65.0-66.0 percent of revenues. On a reported basis, the company expects a GAAP net loss of $0.26-$0.28 per share. This assumes an expected tax benefit of approximately $0.20 per share, based on an annual tax rate of 38.5 percent, combined with a $1 million R&D tax credit from 2012 that was recorded in the first quarter of 2013. On a reported basis, the company expects non-GAAP net income of $0.03-$0.05 per diluted share. Non-GAAP results exclude acquisition-related expenses, amortization of intangibles and non-cash interest expense, and assume an effective tax rate of 38.0 percent for the

GAAP to non-GAAP adjustments. The company expects weighted average basis shares in 2013 will be approximately 54.4 million shares and approximately 56.2 million shares on a diluted basis.
Conference Call Information
The company will hold a conference call at 2 p.m., Pacific Daylight Time, (5 p.m., Eastern Daylight Time) today. The teleconference can be accessed by calling (631) 291-4555, passcode 11845995, or via the company's website at http://www.volcanocorp.com. Please dial in or access the webcast 10-15 minutes prior to the beginning of the call. A replay of the conference call will be available through August 12, at (404) 537-3406 passcode 11845995, and via the company's website at http://www.volcanocorp.com.
About Volcano
Volcano Corporation (Nasdaq: VOLC) is revolutionizing the medical device industry with a broad suite of technologies that make imaging and therapy simpler, more informative and less invasive. Our products empower physicians around the world with a new generation of analytical tools that deliver more meaningful information-using light and sound as the guiding elements. Founded in cardiovascular care and expanding into other specialties, Volcano is changing the assumption about what is possible in improving patient outcomes by combining imaging and therapy together. For more information, visit the company's website at www.volcanocorp.com.
Note Regarding the Use of Non-GAAP Financial Measures
The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The company uses non-GAAP financial measures for financial and operational decision making and as a means to compare period-to-period results. The company believes that they provide useful information about operating results, enhance the overall understanding of operating results and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.
Constant Currency Basis Revenue Changes: Volcano reports changes in revenues on a constant currency basis, which is a non-GAAP financial measure. Volcano believes that investors' understanding of the company's short-term and long-term financial results is enhanced by taking into consideration the impact of foreign currency translation on revenue. In addition, Volcano's management uses results of operations before currency translation to evaluate the operational performance of Volcano and as a basis for strategic planning.
Volcano reports its expectations of earnings per share performance excluding certain expenses described below; for additional details please see the “Reconciliation of GAAP to non-GAAP EPS Guidance” table in this press release. This accompanying table has more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.
Exclusion of Acquisition-Related Expenses: Volcano excludes acquisition-related expenses because it does not consider these acquisition-related costs and adjustments to be related to the continuing organic operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drive the magnitude of acquisition-related costs, may not be indicative of the size, complexity and/or volume of future acquisitions.
Exclusion of Amortization of Intangibles: Volcano excludes amortization of intangibles because is it a non-cash expense relating primarily to acquisitions. At the time of an acquisition, the intangible assets of the acquired company, such as technology and supplier agreements, are valued and amortized over their estimated lives. Volcano believes that since intangible assets represent efforts of the acquired company to build value prior to acquisition, Volcano management eliminates the impact of the amortization when evaluating its current operating performance.
Exclusion of Non-Cash Interest Expense: In addition to disclosing the financial statement impact of the authoritative guidance for convertible debt accounting, Volcano management believes that excluding the impact of this authoritative guidance because it is non-cash in nature, may provide meaningful supplemental information regarding elements of the company's borrowing costs in order to properly understand its operational performance and liquidity, and facilitates comparisons to competitors' results.
Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this press release regarding Volcano's business that are not historical facts may be considered “forward-looking statements,” including statements regarding Volcano's expected revenues, revenue growth and financial results for the year ended December 31, 2013, its growth and other strategies and ability to execute on those strategies, competitive positioning, target markets, development of its base business and pipeline, benefits from recent acquisitions and benefits from its products and technologies. Forward-looking statements are based on management's current expectations and are subject to risks and uncertainties that may cause Volcano's actual results to differ materially and adversely from statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ include the risk that Volcano's revenue, expense, earnings, earnings per share, margin or other projections may turn out to be inaccurate or Volcano may encounter unanticipated difficulty in achieving these projections; global and regional macroeconomic conditions, generally, and in the medical device and telecom industries specifically; current exchange rate fluctuations; the effect of competitive factors and the company's reaction to those factors; purchasing decisions with respect to the company's products; the pace and extent of market adoption of the company's products and technologies; uncertainty in the process of obtaining regulatory approval or clearances for Volcano's products or devices; the success of Volcano's growth and other strategies, including the integration of recently-acquired businesses and our ability to integrate businesses from future acquisitions; risks associated with Volcano's international operations; timing and achievement of product development milestones; outcome of ongoing or future litigation; investigations and claims; the impact and benefits of market development and the related size of Volcano's addressable markets; our ability to protect our intellectual property; dependence upon third parties; unexpected new data, safety and technical issues; market conditions and other risks inherent to medical and/or telecom device development and commercialization. These and additional risks and uncertainties are more fully described in Volcano's filings made with the Securities and Exchange Commission, including our 10-K for the year ended December 31, 2012, our 10-Q for the quarter ended March 31, 2013, and other filings made with the Securities and Exchange Commission, which should be read in conjunction with these financial results. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Volcano disclaims any obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Contact Information:
John Dahldorf
Chief Financial Officer
Volcano Corporation
(858) 720-4020
or
Neal B. Rosen
(650) 458-3014

VOLCANO CORPORATION
REVENUE SUMMARY
(in millions)
(unaudited)

	Three Months Ended June 30,		Percentage Change	Currency Impact		Constant Currency
	2013	2012	2012 to 2013	Dollar	Percentage	Percentage Change
Medical segment:
Consoles:
United States	$6.9	$6.6	5%	$—	—%	5%
Japan	0.1	0.5	(69)	—	(9)	(60)
Europe	2.7	1.7	51	—	5	46
Rest of world	1.8	1.9	(4)	—	—	(4)
Total Consoles	$11.5	$10.7	8	$—	1	7

IVUS single-procedure disposables:
United States	$20.7	$20.5	1%	$—	—%	1%
Japan	20.6	24.0	(14)	(4.3)	(18)	4
Europe	6.4	5.5	16	—	1	15
Rest of world	2.2	1.6	38	—	—	38
Total IVUS single-procedure disposables	$49.9	$51.6	(3)	$(4.3)	(8)	5

FFR single-procedure disposables:
United States	$15.1	$12.6	19%	$—	—%	19%
Japan	4.4	3.2	41	(0.9)	(30)	71
Europe	8.0	6.4	25	—	1	24
Rest of world	1.2	0.7	63	—	—	63
Total FFR single-procedure disposables	$28.7	$22.9	25	$(0.9)	(4)	29

Other	$8.9	$6.9	31%	$(0.3)	(5)%	36%
Sub-total medical segment	$99.0	$92.1	7	$(5.5)	(6)	13

Industrial segment	$2.3	$3.3	(28)%	$—	—%	(28)%
Total	$101.3	$95.4	6	$(5.5)	(6)	12

VOLCANO CORPORATION
REVENUE SUMMARY
(in millions)
(unaudited)

	Six Months Ended June 30,		Percentage Change	Currency Impact		Constant Currency
	2013	2012	2012 to 2013	Dollar	Percentage	Percentage Change
Medical segment:
Consoles:
United States	$11.7	$11.8	(1)%	$—	—%	(1)%
Japan	1.1	1.4	(19)	(0.2)	(14)	(5)
Europe	4.2	2.8	50	—	3	47
Rest of world	3.5	2.9	23	0.1	2	21
Total Consoles	$20.5	$18.9	9	$(0.1)	—	9

IVUS single-procedure disposables:
United States	$40.0	$40.1	—%	$—	—%	—%
Japan	41.3	50.7	(18)	(7.5)	(14)	(4)
Europe	12.2	10.9	12	—	1	11
Rest of world	4.4	3.4	29	—	—	29
Total IVUS single-procedure disposables	$97.8	$105.1	(7)	$(7.5)	(7)	—

FFR single-procedure disposables:
United States	$28.7	$24.3	18%	$—	—%	18%
Japan	8.9	5.0	80	(1.6)	(33)	113
Europe	15.9	12.6	26	0.1	1	25
Rest of world	2.0	1.2	65	—	—	65
Total FFR single-procedure disposables	$55.5	$43.1	29	$(1.5)	(3)	32

Other	$16.9	$13.4	25%	$(0.6)	(5)%	30%
Sub-total medical segment	$190.7	$180.5	6	$(9.7)	(5)	11

Industrial segment	$3.8	$5.2	(27)%	$—	—%	(27)%
Total	$194.6	$185.7	5	$(9.7)	(5)	10

VOLCANO CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenues	$101,344	$95,373	$194,575	$185,733
Cost of revenues, excluding amortization of intangibles	36,039	31,976	69,166	61,549
Gross profit	65,305	63,397	125,409	124,184
Operating expenses:
Selling, general and administrative	45,734	41,991	89,563	86,336
Research and development	17,954	13,879	33,605	27,528
Amortization of intangibles	820	888	1,654	1,760
Acquisition-related items	911	—	2,489	—
Total operating expenses	65,419	56,758	127,311	115,624
Operating (loss) income	(114)	6,639	(1,902)	8,560
Interest income	305	203	643	433
Interest expense	(6,607)	(1,677)	(13,152)	(3,149)
Exchange rate (loss) gain	(301)	74	(1,079)	(101)
Other, net	2,279	88	4,177	(8)
(Loss) income before income tax	(4,438)	5,327	(11,313)	5,735
Income tax (benefit) expense	(2,050)	2,028	(5,764)	2,165
Net (loss) income	$(2,388)	$3,299	$(5,549)	$3,570
Net (loss) income per share:
Basic	$0.04	$0.06	$(0.10)	$0.07
Diluted	$0.04	$0.06	$(0.10)	$0.06
Shares used in calculating net (loss) income per share:
Basic	54,574	53,362	54,389	53,146
Diluted	54,574	55,207	54,389	55,136

VOLCANO CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(in thousands)
(unaudited)
	Six Months Ended June 30,
	2013	2012
Operating activities
Net (loss) income	$(5,549)	$3,570
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	12,223	11,595
Amortization (accretion) of investment premium (discount), net	1,378	1,313
Accretion of debt discount on convertible senior notes and other long-term liabilities	9,341	2,449
Accretion of contingent consideration	1,656	—
Non-cash stock-based compensation expense	7,847	7,492
Gain on sale of other long-term investment	(1,925)	—
Effect of exchange rate changes and others	9,139	2,795
Changes in operating assets and liabilities	(32,583)	(1,159)
Net cash provided by operating activities	1,527	28,055
Investing activities
Purchase of short-term and long-term available-for-sale securities	(154,887)	(177,740)
Sale or maturity of short-term and long-term available-for-sale securities	139,494	115,867
Capital expenditures	(18,490)	(27,652)
Cash paid for intangible assets and other investments	(1,692)	(1,910)
Proceeds from sale of long-term investments	3,426	—
Proceeds from foreign currency exchange contracts	—	501
Payment for foreign currency exchange contracts	—	(15)
Net cash used in investing activities	(32,149)	(90,949)
Financing activities
Repayment of capital lease liability	(15)	(44)
Proceeds from sale of common stock under employee stock purchase plan	1,713	1,898
Proceeds from exercise of common stock options	1,185	5,432
Net cash provided by financing activities	2,883	7,286
Effect of exchange rate changes on cash and cash equivalents	(1,136)	(306)
Net decrease in cash and cash equivalents	(28,875)	(55,914)
Cash and cash equivalents, beginning of year	330,635	107,016
Cash and cash equivalents, end of year	$301,760	$51,102

VOLCANO CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$301,760	$330,635
Short-term available-for-sale investments	136,090	140,960
Accounts receivable, net	77,692	76,348
Inventories	57,767	52,811
Prepaid expenses and other current assets	31,558	21,773
Total current assets	604,867	622,527
Restricted cash	702	711
Long-term available-for-sale investments	63,084	44,385
Property and equipment, net	111,676	104,385
Intangible assets, net	50,743	50,657
Goodwill	51,377	51,577
Other non-current assets	27,077	28,102
Total Assets	$909,526	$902,344

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$11,486	$16,284
Accrued compensation	24,732	23,227
Accrued expenses and other current liabilities	18,457	23,476
Deferred revenues	9,662	9,789
Contingent consideration	2,900	2,908
Current maturities of long-term debt	61	53
Total current liabilities	67,298	75,737
Convertible senior notes	391,493	382,300
Other long-term debt	1,192	1,119
Deferred revenues	4,670	4,661
Contingent consideration, non-current portion	28,787	27,323
Other non-current liabilities	2,729	2,859
Total liabilities	496,169	493,999
Stockholders' equity	413,357	408,345
Total Liabilities and Stockholders' Equity	$909,526	$902,344

VOLCANO CORPORATION
RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS
(in thousands, except per share data)
(Unaudited)

Three Months Ended June 30, 2013	Pre-tax Adjustments	Net of Tax (1)	Earnings Per Share
GAAP net loss		$(2,388)	$(0.04)
Acquisition related items	911	565	0.01
Amortization of intangibles	820	508	0.01
Non-cash interest expense on convertible notes	4,696	2,912	0.05
Non-GAAP net income income	$6,427	$1,597	$0.03

Weighted average shares outstanding—diluted			54,574

Six Months Ended June 30, 2013	Pre-tax Adjustments	Net of Tax (1)	Earnings Per Share
GAAP net loss		$(5,549)	$(0.10)
Acquisition related items	2,489	1,543	0.03
Amortization of intangibles	1,654	1,025	0.02
Non-cash interest expense on convertible notes	9,268	5,746	0.11
Non-GAAP net income income	$13,411	$2,765	$0.06

Weighted average shares outstanding—diluted			54,389

(1) Effective tax rate of 38% applied to non-GAAP adjustments

VOLCANO CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP EPS GUIDANCE
(in thousands, except per share data)
(unaudited)

	2013
	Guidance Range
	From	To
GAAP net loss net per share - basic	$(0.28)	$(0.26)
GAAP net loss net per share - diluted	$(0.28)	$(0.26)
Acquisition-related items	0.06	0.06
Amortization of intangibles	0.04	0.04
Non-cash interest expense	0.21	0.21
Non-GAAP net income per share - diluted	$0.03	$0.05
Weighted average shares outstanding - basic	54,400	54,400
Weighted average shares outstanding - diluted	56,200	56,200